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                                                                    Exhibit 99.1


FOR IMMEDIATE RELEASE           CONTACT:   Paul A. O'Neil
                                           Chief Financial Officer and Treasurer
                                           Boykin Lodging Company
                                           (216) 430-1200


                  BOYKIN LODGING ACQUIRES HOTEL LEASE INTERESTS


Cleveland, Ohio, January 14, 2002. Boykin Lodging Company (NYSE: BOY), a hotel real estate investment trust ("REIT"), today announced that it has acquired leasehold interests for 28 of its hotels from two of its operators, Boykin Management Company ("BMC") and Meristar Hotels & Resorts (NYSE: MMH) ("Meristar"). The structural change was made under the REIT Modernization Act, which became effective January 1, 2001. Under the Act, REIT's are now permitted to lease hotels to a subsidiary that qualifies as a taxable REIT subsidiary ("TRS").

The company acquired leasehold interests in 25 of the hotels by issuing BMC 1.4 million limited partnership units of Boykin's operating partnership, and assuming from BMC $1.6 million of liabilities in excess of assets related to one of the lessee entities. The company entered into management agreements for BMC to operate 15 of the 25 hotels, and took over BMC's contract with Hilton Hotels Corporation (NYSE: HLT) for Hilton's operation of the remaining 10 Doubletree branded hotels.

The company also restructured its relationship with Meristar by acquiring or canceling Meristar's leasehold interests for 3 hotels and signing management agreements with Meristar to operate those hotels.

Following the transaction, 31 of Boykin Lodging's 33 hotel properties now have management contracts under the TRS structure. The company expects to record a $15 million primarily non-cash charge to earnings in the fourth quarter of 2001 relating to the acquisition and termination of the leases.

"We are very pleased to have completed this transaction in our continuing effort to augment long-term shareholder value," stated Richard Conti, President and Chief Operating Officer. "The key benefit is that our operators now have a greater alignment of financial interests with ours. In addition, we believe that our flexibility has been significantly enhanced because the new management agreements with BMC and Meristar are terminable by us without penalty (e.g., upon a sale of the property), whereas the previous percentage leases provided for significant termination penalties. Over the long run, the new structure will improve profitability, but we do expect a short-term earnings dilution. We believe this structure is critical to improve our long-term financial performance."

Because the company's chairman, Robert Boykin, controls BMC, the board of directors established a special committee of independent directors to evaluate and negotiate the terms of the transactions with BMC. The special committee was advised by independent counsel and financial advisors, and received the opinion of Houlihan, Lokey, Howard & Zukin Financial Advisors, Inc. that the transactions with BMC are fair to the company from a financial point of view. The special committee also received advice from the HVS International division of Hotel Appraisals LLC as to the prevailing terms and conditions of hotel management contracts.

Additional details related to the transactions can be obtained from the Company's 8-K filing made today with the Securities and Exchange Commission.

Boykin Lodging Company is a real estate investment trust that focuses on the ownership of full-service, upscale commercial and resort hotels. The company currently owns 33 hotels containing a total of 9,249 rooms located in nineteen states, and operating under such internationally known brands as Doubletree, Marriott, Hilton, Radisson and Embassy Suites, among others. For more information about Boykin Lodging Company, visit the company's web site at www.boykinlodging.com.

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This news release contains "forward-looking statements" within the meaning of
Section 21E of the Securities Exchange Act of 1934 regarding the Company, including those statements regarding the Company's and management's beliefs and expectations concerning the expected benefits from the new TRS structure, Company's future performance or anticipated financial results, among others. Except for historical information, the matters discussed in this release are forward-looking statements that involve risks and uncertainties that may cause results to differ materially from those set forth in those statements. Among other things, factors that could cause actual results to differ materially from those expressed in such forward-looking statements include financial performance, real estate conditions, execution of hotel acquisition programs, changes in local or national economic conditions, and other similar variables and other matters disclosed in the Company's filings with the SEC, which can be found on the SEC's website at http://www.sec.gov.
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